                                                                   EXHIBIT 5.1




                 1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of [_______________], and the Company has the requisite corporate power and authority to own and lease its assets and properties and to conduct its business as presently conducted. The Company is not in violation of its [articles/certificate] of incorporation or its bylaws.

                 2. The Company is not qualified to do business as a foreign corporation in any state or jurisdiction of the United States.

                 3. The Company has the requisite corporate power and authority to execute, deliver and perform each of the Definitive Agreements. Each of the Definitive Agreements have been duly and validly authorized by the Company, duly executed and delivered by an authorized officer of the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company according to its terms.

                 4. The capitalization of the Company is comprised of __________ shares of Common Stock, par value $.____ per share (the "Common Stock"), __________ shares of which are outstanding. The outstanding shares of Common Stock have been duly authorized and validly issued, are nonassessable, and fully paid. There are no preemptive rights or options, warrants, conversion privileges or other rights (or agreements for any such rights) outstanding to purchase or otherwise obtain from the Company any shares of Common Stock or other securities of the Company which are convertible into or exchangeable for any share of Common Stock.

                 5. The execution, delivery, performance and compliance with the terms of the Definitive Agreements and the consummation of the transactions contemplated thereby do not violate any provision of any applicable federal or [______________] law, rule or regulation or any provision of the Company's [articles/certificate] of incorporation or bylaws and do not conflict with or constitute a default (or an event, which with notice or lapse of time or both, would constitute a default) under the provisions of any judgment, writ, decree or order specifically identified in the Disclosure Schedules or the material provisions of any material agreement specifically identified in the Disclosure Schedules to which the Company is a party or result in the termination of, acceleration of the performance required by such agreements or which result in the creation of any lien, security interest, charge or encumbrance upon any of the assets or properties of the Company.

                 6. All consents, approvals, permits, orders or authorizations of, and all qualifications, registrations, designations, declarations or filings with, any federal or [_____________] state governmental authority on the part of the Company required in connection with the execution, delivery and performance of the Definitive Agreements and consummation at the Closing of the transactions contemplated by this Agreement have been obtained and are effective.

                 7. We are not aware that there is any action, proceeding or governmental investigation or claim, pending or threatened, against or affecting the Company or any of its officers or directors which questions the validity or enforceability of any of the Definitive Agreements, or the right of the Company to enter into and perform its obligations under the Definitive Agreements.

                 8. To the best knowledge of such counsel, the Company is not in violation of any law, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it.

                 9.       [Health care opinions - see attached]

                 1. The Company and Merger Sub are corporations duly organized, validly existing and in good standing under the laws of the State of [_______________] and the State of [______________], respectively, and each has the requisite corporate power and authority to own and lease its assets and properties and to conduct its business as presently conducted. Neither the Company nor Merger Sub is in violation of its respective [articles/certificate] of incorporation or its bylaws.

                 2. Neither the Company nor Merger Sub is qualified to do business as a foreign corporation in any state or jurisdiction of the United States.

                 3. The Company and Merger Sub each have the requisite corporate power and authority to execute, deliver and perform each of the Definitive Agreements. Each of the Definitive Agreements have been duly and validly authorized by the Company and Merger Sub, duly executed and delivered by an authorized officer of the Company or Merger Sub, as the case may be, and constitutes a legal, valid and binding obligation of the Company or Merger Sub, as the case may be, enforceable against the Company according to its terms.

                 4. The capitalization of the Company is comprised of __________ shares of Common Stock, par value $.____ per share (the "Common Stock"), __________ shares of which are outstanding. The outstanding shares of Common Stock have been duly authorized and validly issued, are nonassessable, and fully paid. Except as set forth in the Company's Disclosure Schedules, there are no preemptive rights or options, warrants, conversion privileges or other rights (or agreements for any such rights) outstanding to purchase or otherwise obtain from the Company any shares of Common Stock or other securities of the Company which are convertible into or exchangeable for any share of Common Stock.

                 5. The shares of Common Stock to be issued and sold by the Company pursuant to the provisions of the Merger Agreement have been duly authorized, and when issued and delivered as provided in the Merger Agreement, will be validly issued, fully paid and non- assessable, and the issuance thereof is not subject to any pre-emptive rights or, to our knowledge, similar rights.

                 6. The execution, delivery, performance and compliance with the terms of the Definitive Agreements and the consummation of the transactions contemplated thereby do not violate any provision of any applicable federal or [______________] law, rule or regulation or any provision of the Company's or Merger Sub's [articles/certificate] of incorporation or bylaws and do not conflict with or constitute a default (or an event, which with notice or lapse of time or both, would constitute a default) under the provisions of any judgment, writ, decree or order specifically identified in the Disclosure Schedules or the material provisions of any material agreement specifically identified in the Disclosure Schedules to which the Company is a party or result in the termination of, acceleration of the performance required by such agreements or which result in the creation of any lien, security interest, charge or encumbrance upon any of the assets or properties of the Company.

                 7. All consents, approvals, permits, orders or authorizations of, and all qualifications, registrations, designations, declarations or filings with, any federal or [_____________] state governmental authority on the part of the Company or Merger Sub required in connection with the execution, delivery and performance of the Definitive Agreements and consummation at the Closing of the transactions contemplated by the Merger Agreement have been obtained and are effective.

                 8. We are not aware that there is any action, proceeding or governmental investigation or claim, pending or threatened, against or affecting the Company or Merger Sub or any of their respective officers or directors which questions the validity or enforceability of any of the Definitive Agreements, or the right of the Company or Merger Sub to enter into and perform its obligations under the Definitive Agreements.

                 9. To the best knowledge of such counsel, neither the Company nor the Merger Sub is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to them, respectively, or of any decree of any court or governmental agency or body having jurisdiction over them, respectively.

                 10.      [Health care opinions - see attached]

                            Regulatory Legal Opinion(1)



                  (i) Each of the Company, its Subsidiaries and the Founding Affiliated Practices has full corporate power and authority and all authorizations, approvals, orders, licenses, certificates and permits of or from governmental regulatory officials and bodies ("Permits") as are necessary under such federal and state health care laws, and under such HMO or similar licensure laws and such insurance laws and regulations, as are applicable thereto; to the best knowledge of such counsel, each of the Company, its Subsidiaries and the Founding Affiliated Practices has all other Permits as are necessary to own, lease and operate its properties and conduct its business; and, to the best knowledge of such counsel, there are no proceedings pending or threatened against the Company, any of its Subsidiaries or any of the Founding Affiliated Practices that may cause any such Permit that is material to the conduct of the business of the Company, any of its Subsidiaries or any of the Founding Affiliated Practices to be revoked, withdrawn, cancelled, suspended or not renewed;

                  (ii) To the best knowledge of such counsel, (a) the Company's, each Subsidiary's and each Founding Affiliated Practice's business practices do not violate any applicable provisions of federal or state law governing Medicare or any state Medicaid program, including without limitation, Sections 1320a-7a and 1320a-7b of Title 42 of the United States Code, and no individual with an ownership or control interest, as defined in 42 U.S.C. Section 1320a-3(a)(3), in the Company, any Subsidiary or any Founding Affiliated Practice or who is an officer, director, or managing employee as defined in 42 U.S.C. Section 1320a-5(b), of the Company, any Subsidiary or any Founding Affiliated Practice is a person described in 42 U.S.C. Section 1320a-7(b)(8)(B), and (b) the Company's, each Subsidiary's and each Founding Affiliated Practice's business practices do not violate any applicable provisions of federal or state law regarding physician ownership of (or financial relationship with) and referral to entities providing health care related goods or services, or laws requiring disclosure of financial interests held by physicians in entities to which they may refer patients for the provision of health care related good or services; and

                  (iii) To the best knowledge of such counsel, neither the Company nor any of the Subsidiaries or Founding Affiliated

----------
(1) Either contained within these opinions or elsewhere in the opinion letter it shall be specified that the opinion speaks both as to the state of affairs on the date of the opinion as well as giving pro forma effect to the completion of the Reorganizations.

Practices is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to them, respectively, or of any decree of any court or governmental agency or body having jurisdiction over them, respectively.